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Exhibit 4.18

Amendment No. 1 to Deposit Agreement

        Amendment No. 1, dated as of December 24, 2003 ("Amendment No. 1") to the Deposit Agreement, dated as of June 17, 1998 (the "Deposit Agreement"), among La Quinta Properties, Inc. (f/k/a Meditrust Corporation), a Delaware corporation (the "Corporation"), and American Stock Transfer & Trust Corporation, as successor to State Street Bank and Trust Corporation, as Depositary (the "Depositary").

        WHEREAS, on June 17, 1998, the Corporation deposited 700,000 shares of Preferred Stock with the Depositary and the Depositary accepted such deposit of Preferred Stock and issued 7,000,000 Depositary Shares, which shares remain issued and outstanding as of the date hereof and represent the only shares of Preferred Stock issued and outstanding on the date hereof;

        WHEREAS, the Corporation desires to issue an additional 100,000 shares of Preferred Stock (the "Additional Preferred Stock") and to deposit the Additional Preferred Stock with the Depositary and to cause the Depositary to issue an additional 1,000,000 Depositary Shares (the "Additional Depositary Shares");

        WHEREAS, the Depositary is willing to accept the deposit of the Additional Preferred Stock and issue the Additional Depositary Shares;

        WHEREAS, pursuant to the Certificate of Designation, the Corporation is authorized to issue up to an aggregate of 805,000 shares of Preferred Stock and upon the issuance of the Additional Preferred Stock there shall be an aggregate of 800,000 shares of Preferred Stock issued and outstanding;

        WHEREAS, upon the issuance of the Additional Depositary Shares there shall be an aggregate of 8,000,000 Depositary Shares issued and outstanding;

        WHEREAS, the Corporation desires to amend and restate the form of Receipt as set forth on Exhibit A to the Deposit Agreement;

        WHEREAS, Section 6.1 of the Deposit Agreement provides for amendments to the Deposit Agreement and the form of Receipt attached as Exhibit A thereto in certain circumstances; and

        WHEREAS, the Corporation and the Depositary desire to amend certain provisions of the Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:

        1.     Exhibit A of the Deposit Agreement is amended and restated in its entirety as shown in Schedule I attached hereto.

        2.     Following the second sentence of Section 2.2 of the Deposit Agreement the following new sentence shall be added:

    "The Corporation, on the date of Amendment No. 1, is hereby depositing the Additional Preferred Stock (as defined in Amendment No. 1), which Additional Preferred Stock has neither been issued, nor is it outstanding prior to the date of Amendment No. 1, and upon such deposit the aggregate number of shares of Preferred Stock issued and outstanding and deposited with the Depositary is 800,000.

        3.     In the first sentence of the third paragraph of Section 5.4, the number "$50,000,000" shall be deleted and replaced by "$10,000,000".

        4.     The Corporation hereby represents and warrants that pursuant to the Certificate of Incorporation and the Certificate of Designation, it is authorized to issue up to an aggregate of 805,000 shares of Preferred Stock and, as of the date of this Amendment No. 1, after giving effect to the issuance of the Additional Preferred Stock, there will be 800,000 shares of Preferred Stock issued and outstanding.

        5.     The Corporation hereby confirms that the representations and warranties set forth in Sections 3.3 and 3.4 of the Deposit Agreement are true and correct as of the date of this Amendment No. 1.

        6.     This Amendment No. 1 is being adopted in accordance with the provisions of Section 6.1 of the Deposit Agreement.

        7.     Except as specifically amended by this Amendment No. 1, the Deposit Agreement shall remain in full force and effect in accordance with its terms.

        8.     This Amendment No. 1 and all rights hereunder and provisions hereof shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed in the State.

        9.     Any term used herein and not defined shall have the meaning ascribed to such term in the Deposit Agreement.

        10.   This Amendment No. 1 may be executed in one or more counterparts all of which shall be considered one and the same amendment and each of which shall be deemed to be an original.

*remainder of page has intentionally been left blank*

        IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to the Deposit Agreement to be duly executed as of the day and year first written above.

LA QUINTA PROPERTIES, INC.
By:	/s/ STEVEN J. FLOWERS
Name: Steven J. Flowers Title: Vice President and Treasurer

Signature Page Deposit Agreement Amendment No. 1

AMERICAN STOCK TRANSFER & TRUST COMPANY
By:	/s/ HERBERT J. LEMMER
Name: Herbert J. Lemmer Title: Vice President

Signature Page Deposit Agreement Amendment No. 1

DEPOSITARY SHARES
THIS DEPOSITARY RECEIPT IS TRANSFERABLE
IN BOSTON, MA OR NEW YORK, NEW YORK
SEE REVERSE
FOR CERTAIN DEFINITIONS
CUSIP 50419Q 20 1

DEFINITIVE ENGRAVED RECEIPT

        The Company (as defined herein) will furnish to any holder hereof who so requests and any other stockholder who so requests, without charge, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. The Company will also furnish without charge to each holder hereof who so requests, without charge, a copy of the Deposit Agreement (as defined below) and a copy of the Certificate of Designation with respect to the Stock (as defined below) of the Company. Any such request may be made to the Secretary of the Company at its principal office or to the Depositary (as defined below).

        The shares of Stock represented by the Depositary Shares (as defined below) evidenced by this Receipt (as defined below) are subject to restrictions in the by-laws of the Company which prohibit any person from acquiring or maintaining any ownership interest in the stock of the Company which is inconsistent with the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), pertaining to real estate investment trusts and which permit the Company to purchase from any stockholder such number of shares sufficient to maintain or bring the ownership of stock of the Company into conformity with such requirements of the Code. The Deposit Agreement provides that this Receipt and the Depositary Shares evidenced by this Receipt are subject to the foregoing provisions of the Company's by-laws as if the holder hereof owned the shares (including fractional shares) of Stock represented by such Depositary Shares directly, and this Receipt and the Depositary Shares evidenced hereby are therefore subject to the restrictions on ownership and transfer set forth in, and may be purchased by the Company in accordance with, the provisions and restrictions in its by-laws referred to above. The holder of this Receipt by his or her acceptance hereof consents to be bound by such provisions and restrictions.

        The provisions of Article Thirteenth of the certificate of incorporation of the Company ("Article Thirteenth") prohibit (a) any Person (as such term and other capitalized terms used in this paragraph and not defined in this Receipt are defined in Article Thirteenth) (other than a Look-Through Entity) from Beneficially Owning or Constructively Owning in excess of 9.9% of the number of outstanding shares of any class or series of Equity Stock, (b) any Look-Through Entity from Beneficially Owning or Constructively Owning in excess of 9.9% of the number of outstanding shares of any class or series of Equity Stock, (c) any Person from acquiring or maintaining any ownership interest in the stock in the Company that is inconsistent with (i) the requirements of the Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts or (ii) Article Thirteenth of the certificate of incorporation of the Company. The Stock is subject to all of the terms and provisions of Article Thirteenth and the Deposit Agreement provides that, (1) this Receipt and the Depositary Shares evidenced by this Receipt are subject to the provisions of Article Thirteenth as if the holder hereof owned the shares (including fractional shares) of Stock represented by such Depositary Shares directly and (2) the Stock represented by the Depositary Shares evidenced by this Receipt may be converted into Excess Stock of the Company upon the terms and conditions set forth in Article Thirteenth and, upon any such conversion into Excess Stock, the Prohibited Owner shall submit this Receipt to the Company for registration in the name of the applicable Trustee, all on the terms and subject to the conditions set forth in the Deposit Agreement. The holder of this Receipt by his or her acceptance hereof consents to be bound by such provisions and restrictions.

DEPOSITARY RECEIPT FOR DEPOSITARY SHARES
EACH REPRESENTING 1/10TH OF A SHARE OF
9% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK
OF LA QUINTA PROPERTIES, INC. (a Delaware corporation)

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Depositary (the "Depositary", which term includes any successor depositary under the Deposit Agreement referred to below), hereby certifies that is the registered owner of

DEPOSITARY SHARES ("Depositary Shares"), each Depositary Share representing 1/10th of one share of 9% Series A Cumulative Redeemable Preferred Stock, par value $0.10 per share (the "Stock"), of La Quinta Properties, Inc., a Delaware corporation (the "Company", which term, as used herein, includes its successors), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of June 17, 1998 (as the same may be amended or supplemented from time to time, the "Deposit Agreement") among the Company, the Depositary and the holders from time to time of depositary receipts ("Receipts") issued thereunder. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary, provided that, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, then this Receipt may be signed by the facsimile signature of a duly authorized signatory of the Depository so long as it is countersigned by the manual signature of a duly authorized signatory of such Registrar.

This Receipt is continued on the reverse hereof and the additional provisions therein set forth (including, without limitation, those relating to redemption) for all purposes have the same effect as if set forth at this place.

Dated:

AMERICAN STOCK TRANSFER & TRUST COMPANY,
as Depositary, Transfer Agent and Registrar
By:
Authorized Signatory

.
..
 LA QUINTA
PROPERTIES, INC.
SEAL
••••••••••••••••••••••••••••••••••••••••
CORPORATE
1979
DELAWARE

LA QUINTA PROPERTIES, INC.

        1.     The Deposit Agreement. Receipts, of which this Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement (as defined on the face hereof). The Deposit Agreement (copies of which are on file at the Corporate Office of the Depositary and at the office of any agent of the Depositary) sets forth the rights of holders of Receipts and the rights and duties of the Depositary. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. In the event of any conflict between the provisions of this Receipt and the provisions of the Deposit Agreement, the provisions of the Deposit Agreement will govern.

        2.     Definitions. Unless otherwise expressly herein provided, all defined terms used in this summary of the Deposit Agreement shall have the meanings ascribed thereto in the Deposit Agreement.

        3.     Redemption of Stock. Whenever the Company shall elect to redeem shares of Stock for cash, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 60 days' prior written notice of the date of such proposed redemption and of the number of such shares of Stock held by the Depositary to be redeemed and the applicable redemption price. The Depositary shall mail, first-class postage prepaid, notice furnished by the Company of the redemption of the Stock and the proposed simultaneous redemption of Depositary Shares representing the Stock to be redeemed, not less than 30 and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares, to the holders of record at the close of business on the record date fixed for such redemption pursuant to the Deposit Agreement of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary. Any such notice shall also be published in the manner specified in the Deposit Agreement. On the date of such redemption, the Depositary shall redeem the number of Depositary Shares representing such Stock so called for redemption; provided, that the Company shall then have paid in full to the Depositary the cash redemption price of the Stock to be redeemed (including any accrued and unpaid dividends (including, without limitation, accumulated dividends, if any, for prior dividend periods) to the date of redemption). If fewer than all the outstanding Depositary Shares are to be redeemed, the depositary Shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by lot or by any other equitable method determined by the Company (a) that will not give the Company the right to purchase Receipts, Depositary Shares or shares of Stock represented by such Depositary Shares pursuant to any provisions in its by-laws allowing the purchase of its capital stock to preserve the status of the Company as a real estate investment trust for federal income tax purposes and (b) that will not result in the conversion of any Stock into Excess Stock (as defined on the face hereof) of the Company. Notice having been mailed as aforesaid, from and after the redemption date (unless the Company shall have failed to redeem the shares of Stock to be redeemed by it as set forth in the notice of redemption and to pay in full the redemption price therefore (including accrued and unpaid dividends (including, without limitation, accumulated dividends, if any, for prior dividend periods) to the date of redemption), all dividends in respect of the shares of Stock called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price together with accrued and unpaid dividends thereon (including, without limitation, accumulated dividends, for prior dividend periods) and any money or other property to which holders of such Receipts were entitled upon such redemption) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed at a redemption price per Depositary Share of $25, plus 1/10th of the accrued and unpaid dividends (including, without limitation, accumulated dividends, if any, for prior dividend periods), if any, payable on one share of Stock upon such redemption, plus 1/10th of any other money and other property payable in respect of one such share of Stock upon such redemption. The foregoing is subject to the further terms and conditions of the Certificate of Designation and the Deposit Agreement. If fewer than all of the Depositary Shares evidenced by this Receipt are called for redemption, the Depositary will deliver to the holder of this Receipt upon its surrender to the Depositary, together with the redemption price, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

        4.     Surrender of Receipts and Withdrawal of Stock. Upon surrender of this Receipt to the Depositary at the Corporate Office, the New York Office or at such other office as the Depositary may designate, and subject to the provisions of the Deposit Agreement, the holder hereof is entitled to withdraw, and to obtain delivery, without unreasonable delay, to or upon the order of such holder, any or all of the Stock (in whole or fractional shares of Stock) and all money and other property, if any, represented by the Depositary Shares evidenced by this Receipt; provided, however, that, in the event this Receipt shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole or fractional shares of deposited Stock to be withdrawn, the Depositary shall at the same time, in addition to such number of whole or fractional shares of Stock and such money and other property, if any, to be withdrawn, deliver to or upon the order of such holder, a new Receipt or Receipts evidencing such excess number of Depositary Shares.

        5.     Transfers, Split-Ups, Combinations. Subject to the Deposit Agreement, this Receipt is transferable on the books of the Depositary upon surrender of this Receipt by the holder hereof in person or by a duly authorized attorney to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of the payment of any transfer taxes as may be required by law. Upon such surrender the Depositary shall sign and deliver a new Receipt or Receipts to or upon the order of the person entitled thereto, all as provided in and subject to the Deposit Agreement. Subject to the terms of the Deposit Agreement, this Receipt may be split into other Receipts or combined with other Receipts into one Receipt evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered; provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Depositary Share.

        6.     Conditions to Signing and Delivery, Transfer, etc. of Receipts. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of this Receipt, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any transfer tax or similar governmental charge with respect thereto (including any such tax or charge with respect to the Stock or Excess Stock being deposited or withdrawn); (ii) production of proof satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature); and (iii) compliance with such reasonable regulations, if any, as the Depositary or the Company may establish consistent with the provisions of the Deposit Agreement or as may be required by any securities exchange upon which the deposited Stock, the Depositary Shares or the Receipts may be included for quotation or listed.

        7.     Suspension of Delivery, Transfer, etc. The deposit of Stock or Excess Stock may be refused, the delivery of this Receipt against Stock or Excess Stock may be suspended, the transfer of Receipts may be refused, and the transfer, split-up, combination, surrender or exchange of this Receipt may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed reasonably necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement.

        8.     Amendment. The Receipts and any provision of the Deposit Agreement (including any provision of the form of Receipt attached as an exhibit thereto) may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment which (i) shall materially and adversely alter the rights of holders of Receipts or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Stock pursuant to the Certificate of Designation or to the rights granted to the holders of Excess Stock issued upon conversion of Stock pursuant to the Certificate of Incorporation shall be effective unless such amendment shall have been approved by the holders of at least two-thirds of the Depositary Shares evidenced by Receipts then outstanding. The holder of this Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold this Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, as provided in the Deposit Agreement, of the holder of the Depositary Shares evidenced by this Receipt to surrender this Receipt with instructions to the Depositary to deliver to the holder the deposited Stock or any deposited Excess Stock issued upon conversion of deposited Stock, as the case may be, together in each case with all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

        9.     Charges and Expenses. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement, except such charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Receipts.

        10.   Title to Receipts. Title to this Receipt (and to the Depositary Shares evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until this Receipt is transferred on the books of the Depositary as provided in the Deposit Agreement, the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

        11.   Dividends and Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the deposited Stock or deposited Excess Stock, the Depositary shall, subject to the provisions of the Deposit Agreement, distribute to record holders of Receipts evidencing Depositary Shares representing the deposited Stock on the record date fixed pursuant to the Deposit Agreement such amounts of such sums as are, as nearly as practicable, in proportion to the respective numbers of such Depositary Shares evidenced by the Receipts held by such holders and distribute to record holders of Receipts evidencing Depositary Shares representing deposited Excess Stock on the record date fixed pursuant to the Deposit Agreement such amounts of such sums as are, as nearly as practicable, in proportion to the respective numbers of such Depositary Shares held by such holders (subject to the obligation, if any, of the applicable Trustee to distribute certain such cash dividends or other cash distributions to the applicable Prohibited Owners as contemplated by the Certificate of Incorporation); provided, however, that in case the Company or the Depositary shall be required by law to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Stock or Excess Stock represented by the Depositary Shares which are evidenced by the Receipts held by any holder or owned by any Prohibited Owner an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares evidenced by such Receipts shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding. Notwithstanding the foregoing, (i) if less than all of the outstanding Depositary Shares are to be redeemed and the Depositary Shares to be so redeemed are not selected pro rata, then only the record holders of the

Receipts evidencing the Depositary Shares selected for redemption will be entitled to receive the cash redemption price therefore or any other amounts payable upon such redemption; and (ii) if any Depositary Shares are purchased by the Company pursuant to Section 7.5 of its by-laws, then only the holders of the Receipts evidencing such Depositary Shares shall be entitled to receive the purchase price therefore or any other amounts payable upon such purchase; and (iii) in the event that any Stock is converted into Excess Stock as contemplated by the Certificate of Incorporation, then, anything herein to the contrary notwithstanding, any monies, securities or other property (including any rights, preferences or privileges) payable, distributable or offered in respect of the Stock or the Excess Stock shall be paid, distributed or offered, as the case may be, to the persons specified, and as otherwise provided, in the Deposit Agreement.

        12.   Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names deposited Stock or deposited Excess Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance, subject to the provisions of the Deposit Agreement, be made available by the Depositary to the record holders of Receipts in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences and privileges).

        13.   Notice of Distributions, Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered with respect to the deposited Stock or Excess Stock issued upon conversion of deposited Stock, or whenever the Depositary shall receive notice of (i) any meeting at which holders of such Stock are entitled to vote or of which holders of such Stock or such Excess Stock are entitled to notice or (ii) any election on the part of the Company to redeem any such shares of Stock or Excess Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock or Excess Stock as the case may be) for the determination of the holders of Receipts who shall be entitled (x) to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or (y) to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or redemption.

        14.   Voting Rights. Upon receipt of notice of any meeting at which the holders of deposited Stock or deposited Excess Stock issued upon conversion of deposited Stock are entitled to vote, the Depositary, as soon as practicable thereafter, shall mail to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified date fixed as provided in the Deposit Agreement will be entitled, subject to any applicable provisions of law, to instruct the Depositary as to the exercise of the voting rights pertaining to the Stock or Excess Stock, as the case may be, represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of this Receipt on such record date, the Depositary shall vote or cause to be voted the Stock or Excess Stock, as the case may be, represented by the Depositary Shares evidenced by this Receipt in accordance with the instructions set forth in such request. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or such Excess Stock, as the case may be, or cause such Stock or Excess Stock, as the case may be, to be voted. In the absence of specific instructions from the holder of this Receipt, the Depositary will abstain from voting to the extent of the Stock represented by the Depositary Shares evidenced by this Receipt. The Depositary shall not be required to exercise discretion in voting any Stock or Excess Stock represented by the Depositary Shares evidenced by this Receipt.

        15.   Reports, Inspection of Transfer Books. The Depositary shall transmit to the record holders of Receipts at the addresses recorded in the Depositary's books, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are included for quotation or listed or by the Certificate of Incorporation, the Company's by-laws or the Certificate of Designation to be furnished by the Company to holders of the deposited Stock and Excess Stock issued upon conversion of deposited Stock that are received by the Depositary from the Company. The Depositary shall keep books at the Corporate Office for the registration and transfer of Receipts, which books at all reasonable times will be open for inspection by the record holders of Receipts.

        16.   Liability of the Depositary, the Depositary's Agents, the Registrar and the Company. Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall incur any liability to any holder of this Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary, any Depositary's Agent or any Registrar, by reason of any provision, present or future, of the Certificate of Incorporation or the Certificate of Designation or, in the case of the Company, the Depositary, any Depositary's Agent or any Registrar, by reason of any act of God or war or other circumstances beyond the control of the relevant party, the Depositary, any Depositary's Agent, any Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability to any holder of this Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of the Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

        17.   Obligations of the Depositary's Agents, the Registrar and the Company. Neither the Depositary, any Depositary's Agent, any Registrar nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement or this Receipt to the holder hereof other than from acts or omissions arising out of conduct constituting bad faith, negligence or willful misconduct in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to the deposited Stock, deposited Excess Stock, Depositary Shares or Receipts that in its reasonable opinion may involve it in expense or liability, unless indemnity reasonably satisfactory to it against all expense and liability be furnished as often as may be reasonably required. Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information provided by any person presenting Stock for deposit, any holder of this Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

        18.   Termination of Deposit Agreement. The Deposit Agreement may be terminated by the Company upon not less than 30 days' prior written notice to the Depositary if (i) such termination is necessary to preserve the Company's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (or any successor thereto) or (ii) the holders of Receipts evidencing at least a majority of the outstanding Depositary Shares consent to such termination, whereupon the Depositary shall deliver or make available to each holder of a Receipt, upon surrender of the Receipt held by such holder (but subject to the provisions of the Deposit Agreement, if applicable), such number of whole or fractional shares of deposited Stock, or if applicable, Excess Stock issued upon conversion of deposited Stock as are represented by the Depositary Shares evidenced by such Receipt, together with any cash or other property held by the Depositary in respect of such Receipt. In the event that the Deposit Agreement is terminated pursuant to clause (i) of the immediately preceding sentence, the Company has agreed in the Deposit Agreement to use its best efforts to list the Stock issued upon surrender of the Receipts evidencing the Depositary Shares represented thereby on a national securities exchange. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.6 and 5.7 of the Deposit Agreement.

        19.   Excess Stock. The Deposit Agreement contains certain provisions which will affect the Receipts, the Depositary Shares and the rights and obligations of the owners and holders thereof in the event that deposited Stock is converted into Excess Stock or Excess Stock is converted into deposited Stock, and this Receipt and the rights and obligations of the holder hereof are expressly qualified by, and made subject to, all such provisions. Without limitation to the foregoing in the event that any Stock is converted into Excess Stock pursuant to Article Thirteenth then, upon the terms and subject to the conditions set forth in the Deposit Agreement, (i) the Depositary Shares which previously represented the shares of Stock so converted shall instead be deemed to represent such shares of Excess Stock, (ii) such Depositary Shares, the Receipts evidencing such Depositary Shares and such Excess Stock shall be subject to the other terms and provisions, and entitled to the rights and benefits, set forth in the Deposit Agreement, (iii) the Depositary Shares representing Excess Stock shall not represent a fractional interest in or be entitled to receive any monies, securities or other property (including any rights, preferences or privileges) payable, distributable or offered in respect of deposited Stock and (iv) the Depositary Shares representing deposited Stock shall not represent a fractional interest in or be entitled to receive any monies, securities or other property (including any rights, preferences or privileges) payable, distributable or offered in respect of such Excess Stock, all on the terms and conditions set forth in the Deposit Agreement.

        20.   Governing Law. The Deposit Agreement and this Receipt and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed in said State.

        The following abbreviations when used in the instructions on the face of this Receipt shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM—as tenants in common
TEN ENT—as tenants by the entireties
JT TEN—as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—                           Custodian
                                                               (Cust)                                             (Minor)
                                         under Uniform Gifts to Minors
                                         Act
                                                                         (State)

UNIF TRF MIN ACT—                           Custodian (until age                  )
                                                               (Cust)
                                                                   under Uniform Transfers
                                                 (Minor)
                                      to Minors Act
                                                                                        (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

For Value Received,                                        hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
Please print or typewrite name and address including postal zip code of assignee Depositary Shares represented by the within Depositary Receipt, and do(es) hereby irrevocably constitute and appoint
Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the
premises.

Dated:

Signed:

NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND
WITH THE NAME AS WRITTEN UPON THE FACE OF THIS RECEIPT IN
EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR
ANY CHANGE WHATEVER.

Signature(s) Guaranteed:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS) WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO
S.E.C. RULE 17Ad-15.

QuickLinks

  Exhibit 4.18
Amendment No. 1 to Deposit Agreement